Exhibit 99.1

AeroVironment, Inc. Announces Fiscal 2014 Second Quarter Results

MONROVIA, Calif., November 26, 2013 — AeroVironment, Inc. (NASDAQ: AVAV) today reported financial results for its second quarter ended October 26, 2013.

“Continued customer demand and solid execution produced quarterly revenue of $65 million and fully diluted earnings per share on an adjusted basis of $0.14, excluding a reduction of $0.07 per share from a decrease in value of the conversion option of our CybAero convertible bond investment,” said Tim Conver, AeroVironment chairman and chief executive officer. “Strong order flow produced our second highest quarterly funded backlog of $134 million, an important metric that provides us with greater visibility than in prior years and supports our guidance for fiscal 2014.  This visibility represents a solid foundation for multiple mid-and long-term growth opportunities.”

FISCAL 2014 SECOND QUARTER RESULTS

Revenue for the second quarter of fiscal 2014 was $64.9 million, down 19% from second quarter fiscal 2013 revenue of $80.3 million. The decrease in revenue resulted from decreased sales in our Unmanned Aircraft Systems (UAS) segment of $9.3 million and in our Efficient Energy Systems (EES) segment of $6.1 million.

Income from operations for the second quarter of fiscal 2014 was $3.9 million compared to income from operations for the second quarter of fiscal 2013 of $13.1 million. The lower income from operations was a result of lower revenue and higher cost of goods sold, resulting in $11.8 million lower gross margin, partially offset by lower research and development (R&D) expense of $2.5 million.

Other expense, net, for the second quarter of fiscal 2014 was $2.1 million compared to other income for the second quarter of fiscal 2013 of $0.2 million.  The increase in other expense, net, was primarily due to the decrease in fair value of the conversion option in the amount of $2.3 million of our CybAero convertible bond investment.

Net income for the second quarter of fiscal 2014 was $1.7 million compared to net income for the second quarter of fiscal 2013 of $8.7 million.

Earnings per diluted share for the second quarter of fiscal 2014 were $0.07 compared to earnings per diluted share for the second quarter of fiscal 2013 of $0.39.  Earnings per diluted share for the second quarter of fiscal 2014 included a reduction of $0.07 per share due to the decrease in fair value of the conversion option of our CybAero convertible bond investment. Earnings per diluted share for the second quarter of fiscal 2013 do not include any changes in the fair value of the CybAero convertible bonds as the investment was made during the fourth quarter of fiscal 2013.

FISCAL 2014 YEAR-TO-DATE RESULTS

Revenue for the first six months of fiscal 2014 was $109.0 million, down 22% from the first six months of fiscal 2013 revenue of $139.0 million. The decrease in revenue resulted from lower sales in our UAS segment of $23.0 million and in our EES segment of $7.0 million.

Loss from operations for the first six months of fiscal 2014 was $3.2 million compared to income from operations for the first six months of fiscal 2013 of $10.8 million. The loss from operations resulted from lower revenue and higher cost of goods sold, resulting in $18.7 million lower gross margin, offset by lower R&D expense of $3.5 million and SG&A expense of $1.3 million.

Other expense, net, for the first six months of fiscal 2014 was $5.3 million compared to other income for the first six months of fiscal 2013 of $0.3 million.  The increase in other expense, net, was primarily due to the decrease in fair value of the conversion option in the amount of $5.7 million of our CybAero convertible bond investment.

Net loss for the first six months of fiscal 2014 was $5.6 million compared to net income for the first six months of fiscal 2013 of $7.4 million.

Loss per share for the first six months of fiscal 2014 was $0.25 compared to earnings per diluted share for the first six months of fiscal 2013 of $0.33.  Loss per share for the first six months of fiscal 2014 included a reduction of $0.19 per share due to the decrease in fair value of the conversion option of our CybAero convertible bond investment. Earnings per diluted share for the first six months of fiscal 2013 do not include any changes in the fair value of the CybAero convertible bonds as the investment was made during the fourth quarter of fiscal 2013.

BACKLOG

As of October 26, 2013, funded backlog (unfilled firm orders for which funding is currently appropriated to us under a customer contract) was $133.8 million compared to $59.4 million as of April 30, 2013.

FISCAL 2014 — OUTLOOK FOR THE FULL YEAR

For fiscal 2014, the company expects to generate revenue of $230 million to $250 million, and earnings per diluted share of $0.35 to $0.50, excluding any change in value of our CybAero convertible bond investment.

The foregoing estimates are forward looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to our ability to obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, November 26, 2013, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Timothy E. Conver, chairman and chief executive officer, Jikun Kim, chief financial officer, Tom Herring, chief operating officer and Steven A. Gitlin, vice president of investor relations, will host the call.

4:30 PM ET

3:30 PM CT

2:30 PM MT

1:30 PM PT

Investors may dial into the call at (877) 561-2749 (U.S.) or (678) 809-1029 (international) five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

Audio Replay Options

An audio replay of the event will be archived on the Investor Relations page of the company’s website, at http://investor.avinc.com. The audio replay will also be available via telephone from Tuesday, November 26, 2013, at approximately 4:30 p.m. Pacific Time through Tuesday, December 3, at 9:00 p.m. Pacific Time. Dial (855) 859-2056 and enter the passcode 87114227. International callers should dial (404) 537-3406 and enter the same passcode number to access the audio replay.

ABOUT AEROVIRONMENT, INC.

AeroVironment is a technology solutions provider that designs, develops, produces and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  Agencies of the U.S. Department of Defense and allied military services use the company’s electric-powered, hand-launched unmanned aircraft systems extensively to provide situational awareness to tactical operating units through real-time, airborne reconnaissance, surveillance and communication.  AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

NON-GAAP FINANCIAL INFORMATION

To supplement the company’s financial statements presented in accordance with generally accepted accounting principles (GAAP), the company uses earnings per share (EPS) as adjusted, a non-GAAP financial measure which represents EPS as adjusted for the per-share impact of the change in fair value of the conversion option of our CybAero convertible bond investment.  The company believes EPS as adjusted is appropriate to enhance an overall understanding of the company’s past financial performance and prospects for the future.  In addition, management uses this non-GAAP financial measure, along with primary GAAP measures, in analyzing and measuring the performance of the company’s core operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.  A reconciliation of specific adjustments to GAAP results is provided in the table below.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	October 26,	October 27,	October 26,	October 27,
	2013	2012	2013	2012

Revenue:
Product sales	$51,537	$52,415	$78,711	$81,105
Contract services	13,330	27,863	30,273	57,850
	64,867	80,278	108,984	138,955
Cost of sales:
Product sales	32,143	28,215	52,698	48,774
Contract services	8,846	16,427	19,863	35,040
	40,989	44,642	72,561	83,814
Gross margin	23,878	35,636	36,423	55,141
Selling, general and administrative	13,084	13,176	25,543	26,797
Research and development	6,861	9,386	14,051	17,522
Income (loss) from operations	3,933	13,074	(3,171)	10,822
Other income (expense):
Interest income	195	162	400	334
Other expense	(2,307)	—	(5,701)	—
Income (loss) before income taxes	1,821	13,236	(8,472)	11,156
Provision (benefit) for income taxes	166	4,498	(2,917)	3,804
Net income (loss)	$1,655	$8,738	$(5,555)	$7,352
Earnings (loss) per share data:
Basic	$0.07	$0.40	$(0.25)	$0.33
Diluted	$0.07	$0.39	$(0.25)	$0.33
Weighted average shares outstanding:
Basic	22,273,629	22,030,330	22,256,292	21,980,453
Diluted	22,697,590	22,383,791	22,256,292	22,353,434

AeroVironment, Inc.

Reconciliation of Earnings (Loss) per Share (Unaudited)

	Three Months Ended		Six Months Ended
	October 26,	October 27,	October 26,	October 27,
	2013	2012	2013	2012
Earnings (loss) per diluted share as reported	$0.07	$0.39	$(0.25)	$0.33
Decrease in fair value of conversion option of CybAero convertible bond investment	0.07	—	0.19	—
Earnings (loss) per diluted share as adjusted	$0.14	$0.39	$(0.06)	$0.33

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	October 26, 2013	April 30, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$66,126	$75,332
Short-term investments	77,677	73,241
Accounts receivable, net of allowance for doubtful accounts of $531 at October 26, 2013 and $936 at April 30, 2013	36,238	19,770
Unbilled receivables and retentions	7,256	11,304
Inventories, net	60,629	62,561
Income tax receivable	8,120	11,777
Deferred income taxes	5,400	5,166
Prepaid expenses and other current assets	4,317	4,303
Total current assets	265,763	263,454
Long-term investments	51,707	68,916
Property and equipment, net	26,039	24,429
Deferred income taxes	5,587	5,606
Other assets	1,720	1,060
Total assets	$350,816	$363,465
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,774	$16,144
Wages and related accruals	11,669	12,116
Customer advances	3,605	7,519
Other current liabilities	6,261	6,408
Total current liabilities	33,309	42,187
Deferred rent	614	771
Liability for uncertain tax positions	5,211	5,321
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares — 10,000,000; none issued or outstanding	—	—
Common stock, $0.0001 par value:
Authorized shares — 100,000,000
Issued and outstanding shares — 22,704,189 at October 26, 2013 and 22,614,315 at April 30, 2013	2	2
Additional paid-in capital	132,549	130,527
Accumulated other comprehensive loss	(676)	(705)
Retained earnings	179,807	185,362
Total stockholders’ equity	311,682	315,186
Total liabilities and stockholders’ equity	$350,816	$363,465

AeroVironment, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Six Months Ended
	October 26, 2013	October 27, 2012
Operating activities
Net (loss) income	$(5,555)	$7,352
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	4,504	5,937
Provision for doubtful accounts	309	566
Deferred income taxes	(233)	(130)
Stock-based compensation	1,840	1,642
Change in fair value of conversion feature of convertible bonds	5,711	—
Tax benefit from exercise of stock options	151	1,529
Changes in operating assets and liabilities:
Accounts receivable	(16,777)	7,521
Unbilled receivables and retentions	4,048	5,970
Inventories	1,932	(1,208)
Income tax receivable	3,657	—
Other assets	9	(836)
Accounts payable	(4,370)	(4,783)
Other liabilities	(4,899)	(18,772)
Net cash (used in) provided by operating activities	(9,673)	4,788
Investing activities
Acquisitions of property and equipment	(6,047)	(4,559)
Acquisitions of distribution and licensing rights	(750)	—
Net redemptions of held-to-maturity investments	6,934	5,911
Net sales of available-for-sale investments	175	250
Net cash provided by investing activities	312	1,602
Financing activities
Exercise of stock options	155	160
Net cash provided by financing activities	155	160
Net (decrease) increase in cash and cash equivalents	(9,206)	6,550
Cash and cash equivalents at beginning of period	75,332	64,220
Cash and cash equivalents at end of period	$66,126	$70,770

Supplemental disclosure:
Unrealized gain on long-term investments recorded in other comprehensive income (loss), net of deferred taxes of $18 and $17, respectively	$29	$27
Reclassification from share-based liability compensation to equity	$—	$401

Reportable Segment Results are as Follows (Unaudited):

(In thousands)

	Three Months Ended		Six Months Ended
	October 26,	October 27,	October 26,	October 27,
	2013	2012	2013	2012
Revenue:
UAS	$56,079	$65,433	$91,290	$114,239
EES	8,788	14,845	17,694	24,716
Total	64,867	80,278	108,984	138,955
Cost of sales:
UAS	35,280	35,279	59,879	68,035
EES	5,709	9,363	12,682	15,779
Total	40,989	44,642	72,561	83,814
Gross margin:
UAS	20,799	30,154	31,411	46,204
EES	3,079	5,482	5,012	8,937
Total	23,878	35,636	36,423	55,141
Selling, general and administrative	13,084	13,176	25,543	26,797
Research and development	6,861	9,386	14,051	17,522
Income (loss) from operations	3,933	13,074	(3,171)	10,822
Other income (expense):
Interest income	195	162	400	334
Other expense	(2,307)	—	(5,701)	—
Income (loss) before income taxes	$1,821	$13,236	$(8,472)	$11,156

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Contact:

AeroVironment, Inc.

Steven Gitlin

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ir@avinc.com